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                        Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the National Media Corporation Director's Stock Grant Plan and to the incorporation by reference therein of our report dated May 12, 1995, with respect to the consolidated financial statements and schedules of National Media Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1995, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            --------------------------
                                                Ernst & Young LLP

Philadelphia, Pennsylvania
October 16, 1995